Exhibit 24

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Jonathan A. Mitchell, G. William Evans and Wm. Chadwick Perrine as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the Registration Statements (Form S-8 No. 333-89955, Form S-8 No. 333-92366, Form S-8 No. 333-50004, Form S-8 No. 333-89959, Form S-8 No. 333-92354, Form S-8 No. 333-37996, Form S-8 No. 333-118002, Form S-8 No. 333-59055, Form S-8 No. 33-43811, Form S-8 No. 33-49624, Form S-8 No. 333-125071, Form S-3 No. 333-130312 and Form S-4 No. 333-134614), with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to each registration of securities covered thereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of each registration.

Signature	Title	Date
/s/ Jonathan A. Mitchell	Chief Restructuring Officer	December 1, 2009
Jonathan A. Mitchell	(Principal Executive Officer)
/s/ G. William Evans	Executive Vice President and Chief	December 1, 2009
G. William Evans	Financial Officer (Principal Financial and Accounting Officer)
/s/ John P. McCann	Director	December 1, 2009
John P. McCann
/s/ Robert T. Skunda	Director	December 1, 2009
Robert T. Skunda
/s/ Thomas G. Snead, Jr.	Director, Chairman	December 1, 2009
Thomas G. Snead, Jr.

Marshall B. Wishnack	Director